HAWKINS ACCOUNTING
CERTIFIED PUBLIC ACCOUNTANT                   341 MAIN STREET  SALINAS CA  93901
                                              (831) 759-1694  FAX (831) 759-1699


                                                   August 17, 1999


                         CONSENT OF INDEPENDENT AUDITOR

As the independent auditor for Home.Web, Incorporated, I hereby consent to the incorporation by reference in this Form 10SB Statement and any amendments thereto of my report, relating to the financial statements and financial statement schedules of Home.Web, Incorporated for the years ended December 31, 1998 and 1997 included on Form 10SB and amendments. Reports are dated January 13, 1999 for the year ended December 31, 1998 and February 5, 1999, both reports were reissued August 17, 1999.

I further consent to the incorporation of my review report and financial statements by reference in the Form 10-QSB and amendments thereto. These statements cover the period for June 30, 1999 and 1998 (report date of August 26, 1999).


                                                       /s/ Hawkins Accounting



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